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                                                                            23.3

                           COOPERS & LYBRAND, L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 1997, on our audits of the consolidated financial statements and financial statement schedules of Cornerstone Properties Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in Cornerstone Properties Inc.'s 1996 Annual Report on Form 10-K. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus which is part of this Registration Statement.

                                          /s/ Coopers & Lybrand L.L.P.

New York, New York
February 27, 1998